Veteran of the Beverage Industry, Ken Sadowsky, Joins Millennium Biotechnologies Board of Directors
Wednesday September 17, 1:05 pm ET

BASKING RIDGE, N.J., Sept. 17 /PRNewswire-FirstCall/ -- Millennium Biotechnologies Group, Inc. (OTC Bulletin Board: MBTG - News) today announced that veteran beverage industry expert, Ken Sadowsky, has joined the Board of Directors.

Mr. Sadowsky is currently the Executive Director of NIDA, an association of independent distributors from Maine to New Jersey who have significant purchasing and distribution power. Previously, he was a principal of the beverage distribution company, Atlas Distributing of Auburn, Massachusetts. As a prominent beverage distributor in the northeast, he has been credited for foreseeing the market shift away from carbonated beverages with his early adoption of such brands as Snapple Beverages and SoBe. Mr. Sadowsky served on the Board of Directors of Energy Brands, Inc. (Glaceau) makers of Glaceau, VitaminWater, SmartWater and FruitWater from 2000 to 2006 when Glaceau sold a minority interest to The Tata Group. Glaceau was later was sold to Coca Cola (NYSE: KO - News) for $4.1 Billion. Mr. Sadowsky is considered an expert in the field of non-alcoholic and functional beverages and has been featured in numerous industry and branding publications. He presently collaborates with Verlinvest L.L.C., a Belgium based investment fund with global interest in the worldwide beverage market and one of Europe's largest owners of nursing home facilities.

"We are actively restructuring our Board of Directors to add individuals whose capabilities are more clearly aligned with the new direction of the Company, including exploring and implementing transactions that would quickly increase shareholder value. Ken is the first member of our new board and his pre-eminent industry relations give us a valuable asset in highlighting our position in the marketplace. It is both a privilege and honor to work with him," commented Mark Mirken, CEO of Millennium Biotechnologies.

"Since my initial introduction to Company's line of functional beverages, I have come to understand its unique qualities and verifiable medical credentials. The Company's intellectual property and independent studies give it permission to make medically supportable claims currently unmatched in this market. It is these qualifications that uniquely position it in the rapidly growing functional beverages and meal replacement category. I look forward to working with the Company in leveraging this technology for the benefit of its shareholders and believe that numerous broad-based opportunities exist in the near term," stated Mr. Sadowsky.

About Millennium

Millennium's six marketed products form its advanced line of nutritional formulas. Resurgex Select® is a whole foods-based, calorically dense, high-protein nutritional formula developed for cancer patients undergoing chemotherapy or radiation treatments. Resurgex® and Resurgex Plus® are specialized, anabolic nutritional supplements rich in antioxidants that provide nutritional support post-treatment. Millennium also created Surgex(TM) sports nutrition formula to address the nutritional concerns of professional, Olympic, and amateur elite athletes. These athletes often experience similar symptoms post-workout to those battling immuno-compromised conditions, such as fatigue, loss of lean muscle, oxidative stress, and reduced immune function. Resurgex Essential(TM) and Resurgex Essential Plus(TM) are comprehensive, calorically dense formulas that meet and succeed the nutritional requirements of the assisted living community.

Statements in this news release regarding future financial and operating results, future growth in R&D programs, potential applications of the Millennium's technology, opportunities for the Millennium, and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words 'will,' 'believes,' 'plans,' 'anticipates,' 'expects,' 'estimates,' and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward- looking statements including: limited operating history, need for future capital, risks inherent in the development and commercialization of potential products, protection of Millennium's intellectual property, and economic conditions generally. Additional information on potential factors that could affect results and other risks and uncertainties are detailed from time to time in Millennium's periodic reports, including Forms 10-KSB, 10-QSB, 8-K, and other forms filed with the Securities and Exchange Commission ('SEC'). Millennium Biotechnologies, Inc.